EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Duff Anderson Solebury Communications Group LLC 678-421-3800

PRIMEDIA TO REPORT THIRD QUARTER 2009 RESULTS

ATLANTA (Oct. 14, 2009) – PRIMEDIA Inc. (NYSE: PRM), a leading provider of print, Internet and mobile solutions to help consumers find a place to live, today announced that it will release its third quarter results before market open on Thursday, November 5, 2009, to be followed by a conference call at 10:00 a.m. (Eastern Time).

Investors and interested parties may listen to a Webcast of the presentation by visiting the Company’s Web site at www.primedia.com under the Investor Relations section.

Via Phone
To participate in the call, please dial 1-877-941-8418 if you are in the U.S., or 1-480-629-9809 if you are outside the U.S. The conference ID is 4171912. You should dial in at least five minutes prior to the start of the call.

A recorded version will be available after the conference call at 1-800-406-7325 in the U.S., or 1-303-590-3030, if you are outside the U.S. The replay ID is 4171912. The recorded version will be available shortly after the completion of the call until midnight, Eastern Time, November 12, 2009.

Via Internet
The live and replay versions of the conference call will be available at www.primedia.com (you will not be able to ask questions via Internet).

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About PRIMEDIA Inc.
PRIMEDIA Inc. helps millions of consumers nationwide find a place to live through its innovative print, Internet and mobile solutions. From publishing its flagship advertising-supported Apartment Guide since 1975 to launching industry-leading online real estate destinations such as ApartmentGuide.com, Rentals.com and NewHomeGuide.com, PRIMEDIA continues to simplify the consumer home search and drive leads that result in occupancy for property managers, landlords, new home builders and real estate professionals. For more information, visit www.primedia.com.

PRIMEDIA, Apartment Guide, ApartmentGuide.com, Rentals.com and NewHomeGuide.com are trademarks and/or registered trademarks of PRIMEDIA Inc. © PRIMEDIA Inc. 2009. All rights reserved.

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